UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

May 17, 2019

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) to be held on Friday, June 28, 2019, beginning at 10:00 a.m., Mountain Daylight Time, at Valley Center Towers, 5373 South Green Street, Classroom No. 237, Salt Lake City, Utah.  The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

The matters to be addressed at the meeting will include (1) the election of eight directors; (2) the approval, on an advisory basis, of the compensation of the Company’s named executive officers; (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2019; and (4) the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.  Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. I will also report on the Company’s business activities and answer any stockholder questions.

The Company will be providing access to its proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules.  Accordingly, on or about May 17, 2019, you will receive a Notice of Internet Availability of Proxy Materials, which will provide instructions on how to access the Company’s Proxy Statement and 2018 Annual Report online.  This approach conserves natural resources and reduces the Company’s printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.  The notice also contains instructions on how to receive a paper copy of the Company’s proxy materials, including the Proxy Statement, the 2018 Annual Report, and a proxy card.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please promptly submit your proxy over the Internet by following the instructions found on your notice. As an alternative, you may follow the procedures outlined in your notice to request a paper proxy card to submit your vote by mail.

Thank you for your support of Security National Financial Corporation.  We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Scott M. Quist
Scott M. Quist
Chairman of the Board, President,
and Chief Executive Officer

SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2019

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”), a Utah corporation, will be held on Friday, June 28, 2019, at Valley Center Towers, 5373 South Green Street, Classroom No. 237, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1.
To elect a Board of Directors consisting of eight directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining five directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting and until their successors are elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2019; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 3, 2019, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah during the 20 days prior to the meeting.

By order of the Board of Directors,

/s/Jeffrey R. Stephens
Jeffrey R. Stephens
Senior General Counsel and Secretary

May 17, 2019
Salt Lake City, Utah

Important Notice Regarding the Availability of Proxy Materials for the Security National Financial Corporation Annual Meeting to be held on June 28, 2019

The Proxy Statement and the Company’s 2018 Annual Report are available at https://www.securitynational.com/shareholders

Security National Financial Corporation
Proxy Statement

TABLE OF CONTENTS

General Information	1

Record Date and Voting Information	1

Internet Availability of Proxy Materials	2

Voting Shares at Annual Meeting	2

Proposal 1 - Election of Directors	3

The Nominees	3

The Board of Directors, Board Committees, and Meetings	6

Director Nominating Process	7

Meetings of Non-Management Directors	7

Stockholder Communications with the Board of Directors	7

Executive Officers	7

Corporate Governance	9

Compensation Tables	9

Summary Compensation Table	9

Supplemental All Other Compensation Table	10

Grants of Plan-Based Awards	11

Outstanding Equity Awards	12

Option Awards Vesting Schedule	13

Option Exercises and Stock Vested	13

Pension Benefits	13

Equity Compensation Plan Information	14

Non-Qualified Deferred Compensation Plan	16

Director Compensation	18

2014 Director Stock Option Plan	18

Compliance with Section 16(a) of the Securities Exchange Act of 1934	19

Security Ownership of Certain Beneficial Owners and Management	19

Certain Relationships and Related Transactions and Director Independence	21

Report of the Compensation Committee	21

Report of the Audit Committee	22

Proposal 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	22

Proposal 3 - Ratification of Appointment of Independent Registered Public Accountants	24

Principal Accounting Fees and Services	24

Other Matters	24

Annual Report and Financial Statements	24

Deadline for Receipt of Stockholder’s Proposals for Annual Meeting to Be Held in June 2020	24

SECURITY NATIONAL FINANCIAL CORPORATION
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held on Friday, June 28, 2019

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 28, 2019 at Valley Center Towers, 5373 South Green Street, Classroom No. 237, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, or at any adjournments or postponements thereof.  The shares covered by the enclosed proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class and five nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

A proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, Attention: Jeffrey R. Stephens, by submitting in writing a proxy bearing a later date, by authorizing a proxy again on a later date on the Internet or by telephone, or by attending the Annual Meeting and voting in person.  Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy.  This Proxy Statement and accompanying proxy card are being mailed to stockholders on or about May 17, 2019.

If a stockholder wishes to assign a proxy to someone other than the directors' proxy committee, all names appearing on the proxy card must be crossed out and the name(s) of another person or persons (not more than two) inserted.  The signed card must be presented at the meeting by the person(s) representing the stockholder.

The cost of this solicitation will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year;  (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers; (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2019; and (4) to transact such other business as may properly come before the Annual Meeting.

RECORD DATE AND VOTING INFORMATION

Only holders of record of common stock at the close of business on May 3, 2019, will be entitled to vote at the Annual Meeting.  As of May 3, 2019, there were issued and outstanding 15,082,953 shares of Class A common stock, $2.00 par value per share, and 2,190,361 shares of Class C common stock, $2.00 par value per share, resulting in a total of 17,273,314 shares of Class A and Class C common stock.  A majority of the outstanding shares of Class A and Class C common stock (or 8,636,658 shares) will constitute a quorum for the transaction of business at the meeting.  A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of 20 days before the Annual Meeting.

Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting.  If a proxy indicates a specification, it will be in accordance with the specification.  If no specification is indicated, the proxy will be voted for approval of the election of the directors recommended by the Board of Directors; for approval, on an advisory basis, of the compensation of the Company’s named executive officers; for ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accountants for the fiscal year ended December 31, 2019; and, in the discretion of the persons named in the proxy, to transact such other business that may properly come before the meeting or any adjournments or postponements of the meeting.  You may also vote in person by ballot at the Annual Meeting.

The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors.  The Class A common stockholders voting separately as a class will be entitled to vote for three of the eight directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. Scott M. Quist, Gilbert A. Fuller, and Norman G. Wilbur).

The remaining five directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. John L. Cook, Robert G. Hunter, M.D.,  H. Craig Moody, Jason G. Overbaugh, and S. Andrew Quist), with the Class A common stockholders having one vote per share and the Class C common stockholders having ten votes per share.  For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together with the Class A common stockholders having one vote per share and the Class C common stockholders having ten votes per share. The Class A common stockholders will receive a different form of proxy than the Class C common stockholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

The Company will be providing access to its proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules.  Accordingly, on or about May 17, 2019, stockholders will receive a Notice of Internet Availability of Proxy Materials, which will provide instructions on how to access the Company’s Proxy Statement and 2018 Annual Report online. This is designed to reduce the Company’s printing and mailing costs and the environmental impact of its proxy materials.  The notice also contains instructions on how to receive a paper copy of the Company’s proxy materials, including the Proxy Statement, the 2018 Annual Report, and the proxy card.

Regardless of whether stockholders plan to participate in the Annual Meeting, stockholders should promptly submit their proxy over the Internet by following the instructions found on the notice. As an alternative, stockholders may follow the procedures outlined in the notice to request a paper proxy card in order to submit their vote by mail.

VOTING SHARES AT THE ANNUAL MEETING

Holders of record of the Company’s shares of Class A and Class C common stock as of the close of business on the record date, May 3, 2019, are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding shares of Class A and Class C common stock constitute the only classes of securities entitled to vote at the Annual Meeting and each share of Class A common stock entitles the holder to one vote and each share of Class C common stock entitles the holder to ten votes. There are three ways to authorize a proxy to vote the shares held by the holders of Class A common stock and Class C common stock:

1.
Vote by Internet - Holders of shares of Class A and Class C common stock can use the Internet at www.voteproxy.com to transmit voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on June 27, 2019. Such stockholders should have their proxy card in hand when they access the Company’s website and follow the instructions to obtain their records and to create an electronic voting instruction form;

2.
Vote by Telephone - Stockholders located in the United States can authorize their proxy by touch-tone telephone by calling 1-800-690-6903 to transmit their voting instructions up until 11:59 p.m., Eastern Time on June 27, 2019. Stockholders should have their proxy card in hand when they call and then follow the instructions; or

3.
Vote by Mail - Stockholders receiving proxy materials by mail may authorize a proxy by mail by signing and dating the proxy, then returning it in the postage-paid envelop that has been provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If the holders of shares of Class A and Class C common stock are held in the name of a bank, broker or other holder of record, such stockholders will receive instructions from the holder of record. Stockholders must follow the instructions of the holder of record in order for shares to be voted. Internet and telephone proxy authorization also will be offered to stockholders owning shares through certain banks and brokers. If such shares are not registered in the  stockholder’s own name and the stockholder plans to vote such shares in person at the Annual Meeting, such stockholder should contact such stockholder’s broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card will vote as recommended by the Company’s Board of Directors on any matter for which a stockholder has not given instructions. The Board of Directors’ recommendations appear at the end of each of the proposals.

REVOKING A PROXY

Stockholders of record may revoke their proxy and change votes any time before their votes are cast by:

1.
Giving written notice of revocation to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 300, Salt Lake City, Utah 84123 prior to the Annual Meeting.

2.	Authorizing a proxy again on a later date on the Internet or by telephone (only the latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted);

3.	Signing and forwarding to the Company a later-dated proxy; or

4.	Attending the Annual Meeting and voting shares of the Company’s Class A common stock or Class C common stock in person.

ELECTION OF DIRECTORS

PROPOSAL 1
The Nominees

The Company’s Board of Directors consists of eight directors.  All directors are elected annually to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.  The nominees for the upcoming election of directors include five independent directors, as defined in the applicable rules for companies whose stock is traded on The Nasdaq Stock Market, and three members of the Company’s senior management.  All of the nominees for director have served as directors since the 2018 Annual Meeting.

The nominees to be elected by the holders of Class A common stock are as follows:

Name	Age	Director Since	Position(s) with the Company

Scott M. Quist	65	1986	Chairman of the Board, President, and Chief Executive Officer
Gilbert A. Fuller	78	2012	Director
Norman G. Wilbur	80	1998	Director

  The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

Name	Age	Director Since	Position(s) with the Company

John L. Cook	64	2013	Director
Robert G. Hunter, M.D.	59	1998	Director
H. Craig Moody	67	1995	Director
Jason G. Overbaugh	44	2013	Vice President, National Marketing Director of Life Insurance, and Director
S. Andrew Quist	38	2013	Vice President, General Counsel, and Director

The following is a description of the business experience of each of the nominees and directors.

Scott M. Quist has served as Chairman of the Board and Chief Executive Officer of the Company since 2012.  Mr. Quist also serves as the Company’s President, a position he has held since 2002.  He has additionally served as a director of the Company  since 1986.  From 1993 to 2013, Mr. Quist served as Treasurer and a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, and as its President from 1990 to 2000.  From 1986 to 1991, Mr. Quist was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies.  Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance.  He has also served as a regional director of Key Bank of Utah since 1993.  Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree also from Brigham Young University.  Mr. Quist’s significant expertise and deep understanding of the technical, organizational and strategic business aspects of the insurance industry, his management expertise, his 17 year tenure as President of the Company and 32 year tenure as a director, and his years of business and leadership experience led the Board of Directors to conclude that Mr. Quist should serve as Chairman of the Board, President, and Chief Executive Officer of the Company.

Jason G. Overbaugh has served as a director of the Company since July 2013.  Mr. Overbaugh has also served as a Vice President and the Assistant Secretary of the Company from 2002 to 2013.  Mr. Overbaugh has additionally served as Vice President and National Marketing Director of Security National Life Insurance Company since 2006.    From 2003 to 2006, he served as a Vice President of Security National Life Insurance Company with responsibilities as an investment manager over construction lending and commercial real estate investments.   From 2000 to 2003, Mr. Overbaugh served as a Vice President of Memorial Estates, Inc., with responsibilities over operations and sales.  Mr. Overbaugh has served since 2007 as a director of the LOMA Life Insurance Council, a trade association of life insurance companies.  He is also a member of the NFDA Trade Association.  Mr. Overbaugh received a B.S. degree in Finance from the University of Utah.  Mr. Overbaugh’s expertise in insurance and marketing and his 22 years of experience with the Company in its insurance, real estate, and mortuary and cemetery operations led the Board of Directors to conclude that he should serve as a director of the Company.

S. Andrew Quist has served as a director of the Company since July 2013. Mr. Quist has also served as a Vice President of the Company since 2010.  In addition, from 2007 to December 2017, he served as the Company’s Associate General Counsel and since December 2017 as the Company’s General Counsel,  where  his  responsibilities  have included the Company’s  regulatory matters and acquisitions.   In addition, Mr. Quist has served as Executive Vice President and Chief Operating Officer since 2010,  and as Vice President from 2008 to 2010 of C&J Financial, LLC, which funds the purchase of funeral and burial policies from funeral homes after the death of the insureds.  Mr. Quist has also served since 2013 as a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies. From 2014 to 2016, he served as President of the NALC.  Mr. Quist previously served as President of the Utah Life Convention, a consortium of Utah domestic life insurers. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree from the University of Southern California.  Mr. Quist is a member of the State Bar of California. Mr. Quist’s expertise in insurance, legal and regulatory matters led the Board of Directors to conclude that he should serve as a director of the Company.

John L. Cook has served as a director of the Company since December 2013.  Mr. Cook has served since 1982 as co-owner and operator of Cook Brothers Painting, Inc., a painting company that provides painting services for contractors and builders of residential and commercial properties.  In addition, Mr. Cook attended the University of Utah.  As a director Mr. Cook adviseds the Board concerning the Company’s investments in commercial and residential real estate projects., including Dry Creek at East Village, a 282 unit multifamily development in Sandy City, Utah.  Moreover, Mr. Cook’s extensive background in construction and building is important as the Company continues to acquire new real estate holdings and develop its current portfolio of undeveloped land. into future developments that could provide additional long term revenues for the Company.  Mr. Cook’s years of experience in the construction industry and with construction projects led the Board of Directors to conclude that he should serve as a director of the Company.

Gilbert A. Fuller has served as a director of the Company since 2012.  From 2006 until his retirement in 2008, Mr. Fuller served as Executive Vice President, Chief Financial Officer, and Secretary of USANA Health Sciences, Inc., a multinational manufacturer and direct seller of nutritional supplements. Mr. Fuller joined USANA in 1996 as the Vice President of Finance and served in that role until 1999 when he was appointed as its Senior Vice President.  Mr. Fuller has served as a member of the Board of Directors of USANA since 2008.  Mr. Fuller obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance.  Mr. Fuller received a B.S. degree in Accounting and an M.B.A. degree from the University of Utah.  Mr. Fuller’s accounting, finance and corporate strategy expertise and his years of financial, accounting and business experience with public and private companies, including USANA Health Sciences, Inc., which is listed on the New York Stock Exchange, where he served as an executive officer and continues to serve as a director, led the Board of Directors to conclude that he should serve as a director of the Company.

Robert G. Hunter, M.D. has served as a director of the Company since 1998.  Dr. Hunter is currently a practicing physician in private practice.  Dr. Hunter created the statewide E.N.T. Organization (Rocky  Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee.  Dr. Hunter is Department Head of Otolaryngology, Head and Neck Surgery at Intermountain Medical Center and a past President of the medical staff of the Intermountain Medical Center.  He is also a delegate to the Utah Medical Association and has served as a delegate representing the State of Utah to the American Medical Association., and a member of several medical advisory boards. Dr. Hunter holds a B.S. degree in Microbiology from the University of Utah and received his medical degree from the University of Utah College of Medicine.  Dr. Hunter’s medical expertise and experience, and his administrative and leadership experience from serving in a number of administrative positions in the medical profession led the Board of Directors to conclude that he should serve as a director of the Company.

H. Craig Moody has served as a director of the Company since 1995.  Mr. Moody is owner of Moody & Associates, a political consulting and real estate company.  He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.  From 1989 to 1992, Mr. Moody was Co-Chairman of the Utah Legislative Audit Committee.  Mr. Moody received a B.S. degree in Political Science from the University of Utah.  Mr. Moody’s real estate and governmental affairs expertise and years of business and leadership experience led the Board of Directors to conclude he should serve as a director of the Company.

Norman G. Wilbur has served as a director of the Company since 1998.  Mr. Wilbur worked for J.C. Penney's regional offices in budget and analysis.  His final position was Manager of Planning and Reporting for J.C. Penney's stores.  After 36 years with J.C. Penney's, Mr. Wilbur opted for early retirement in 1997.  Mr. Wilbur is a past board member of Habitat for Humanity in Plano, Texas.  Mr. Wilbur received a B.S. degree in Accounting from the University of Utah.  Mr. Wilbur’s financial expertise and business experience from a successful career at J.C. Penney’s led the Board of Directors to conclude he should serve as a director.  In addition, the Board of Directors’ determination that Mr. Wilbur is the Audit Committee “financial expert” lends further support to his financial acumen and qualification for serving as a director of the Company.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees.

The Board of Directors, Board Committees, and Meetings

The Company's Bylaws provide that the Board of Directors shall consist of not less than five nor more than twelve.  The term of office of each director is for a period of one year or until the election and qualification of his successor.  A director is not required to be a resident of the State of Utah or a stockholder of the Company.  The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2018.  Each of the directors attended  75% or more of the meetings of the Board of Directors during 2018.

The size of the Board of Directors of the Company is eight members.  A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The Nasdaq Stock Market.  The Board of Directors has affirmatively determined that five of the eight members of the Board of Directors, namely Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody, and Norman G. Wilbur are independent under the listing standards of The Nasdaq Stock Market.

Unless authority is withheld by your proxy, it is intended that the Class A or Class C common stock represented by your proxy will be voted for the respective nominees listed above.  If any nominee should not serve for any reason, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee.   The Board of Directors has no reason to expect that any nominee would be unable to serve.  There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director.  There is no family relationship between or among any of the nominees, except that S. Andrew Quist is the son of Scott M. Quist, and Jason G. Overbaugh is the nephew of Scott M. Quist.

There are four committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm.  The Audit Committee consists of Messrs.  John L. Cook, Gilbert A. Fuller, H. Craig Moody, and Norman G. Wilbur (Chairman of the committee).  During 2018, the Audit Committee met on three occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contributions under the 401(k) Retirement Savings Plans, Non-Qualified Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans.  The Compensation Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody, and Norman G. Wilbur (Chairman of the Committee).  During 2018, the Compensation Committee met on two occasions.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company.   The Executive Committee consists of Messrs. Gilbert A. Fuller, H. Craig Moody, S. Andrew Quist, and Scott M. Quist (Chairman of the committee).  During 2018, the Executive Committee met on one occasion.

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members consistent with the criteria approved by the Board, recommends to the Board the persons to be nominated by the Board for election as directors at a meeting of stockholders, and develops and recommends to the Board a set of corporate governance principles.  The Nominating and Corporate Governance Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the committee), and Norman G. Wilbur.  The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market.  During 2018, the Nominating and Corporate Governance Committee met on two occasions.

Director Nominating Process

The process for identifying and evaluating nominees for directors include the following steps: (1) the members of the Nominating and Corporate Governance Committee, including the Chairman, the Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from Board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates,  including any candidates proposed by stockholders, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the Board for inclusion in the slate of directors at the annual stockholders meeting.  The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders.  To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders may submit the candidate's name and qualifications to: Jeffrey R. Stephens, Senior General Counsel and  Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 300, Salt Lake City, Utah 84123.

The Nominating and Corporate Governance Committee operates pursuant to a written charter.  The full text of the charter is published on the Company's website at www.securitynational.com.  Stockholders may also obtain a copy of the charter without charge by writing to:  Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Meetings of Non-Management Directors

The Company's independent directors meet regularly in executive session without management.  The Board of Directors has designated a lead director to preside at executive sessions of independent directors.  Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.  The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for Scott M. Quist, Jason Q. Overbaugh, and S. Andrew Quist are set forth above):

Name	Age	Title
Scott M. Quist[1]	65	Chairman of the Board, President, Chief Executive Officer, and Director
Garrett S. Sill	48	Chief Financial Officer and Treasurer
Jason G. Overbaugh[2]	44	Vice President, National Marketing Director of Life Insurance, and Director
S. Andrew Quist[1]	38	Vice President, General Counsel, and Director
Jeffrey R. Stephens	65	Senior General Counsel and Secretary
Stephen C. Johnson	62	Vice President of Mortgage Operations
Christie Q. Overbaugh[2]	70	Senior Vice President of Life Insurance Internal Operations
Adam G. Quist[1]	33	Vice President – Memorial Services, Assistant Secretary, and General Counsel
________________

[1]	Scott M. Quist is the father of S. Andrew Quist and Adam G. Quist.
[2]	Christie Q. Overbaugh is the mother of Jason G. Overbaugh and the sister of Scott M. Quist.

Garrett S. Sill has served as Chief Financial Officer and Treasurer since July 2013.  From January 2013 to July 2013, Mr. Sill served as Acting Chief Financial Officer and Acting Treasurer. From 2011 to January 2013, Mr. Sill served as Vice President and Assistant Treasurer of Security National Life Insurance Company, a wholly owned subsidiary of the Company.  From 2002 to 2011, Mr. Sill was Chief Financial Officer and Treasurer of SecurityNational Mortgage Company, a wholly owned subsidiary of the Company.  Mr. Sill is a certified public accountant, having been licensed since 2002.  He holds  a B.A. degree in Accounting from Weber State University and a Master’s degree in Business Administration from the University of Utah.  Mr. Sill also serves as a member of the Advisory Council of the School of Accounting and Taxation at Weber State University.

Jeffrey R. Stephens has served as Senior General Counsel of the Company since December 2017, as General Counsel from 2006 to December 2017, and as Secretary of the Company since 2008.  Mr. Stephens was in private practice from 1981 to 2006 in the States of Washington and Utah.  Mr. Stephens holds a B.A. degree in Geography from the University of Utah and received his law degree from Brigham Young University. Mr. Stephens is a member of the Utah State Bar Association and the Washington State Bar Association.

Stephen C. Johnson began serving as the Vice President of Mortgage Operations of the Company and as the President of SecurityNational Mortgage in January 2016.  Prior to Mr. Johnson’s appointment as President of SecurityNational Mortgage. Mr. Johnson served as Executive Vice President and Chief Operating Officer of SecurityNational Mortgage., positions he had held since 2012.  Mr. Johnson has over 30 years of experience at the executive management level in the mortgage banking industry. From 2002 to 2012, Mr. Johnson served as Vice President and Chief Operating Officer of SecurityNational Mortgage. From 2000 to 2002, he served as Vice President of Operations of SecuityNational Mortgage.  Mr. Johnson holds a B.A. degree in International Relations from Brigham Young University and a Master’s degree in International Management and Finance from the American Graduate School of International Management (Thunderbird). From 1995 to 1998, Mr. Johnson was an instructor in Finance and Economics at the University of Phoenix.

Christie Q. Overbaugh has served as Senior Vice President of Life Insurance Internal Operations of the Company since 2006, and a Vice President of the Company from 1998 to June 2006.  Ms. Overbaugh has also served as Vice President of Underwriting for Security National Life Insurance Company since 1998.  From 1986 to 1991, she was Chief Underwriter for Investors Equity Life Insurance Company of Hawaii and Security National Life Insurance Company.  From 1990 to 1991, Ms. Overbaugh was President of the Utah Home Office Underwriters Association.  Ms. Overbaugh is currently a member of the Utah Home Office Underwriters Association and an Associate Member of LOMA (Life Office Management Association).

Adam G. Quist has served as Vice President – Memorial Services and Assistant Secretary of the Company since July 2015. From July 2015 to December 2017, he also served as the Company’s Associate General Counsel. Since December 2017, Mr. Quist has served as the Company’s General Counsel. Mr. Quist has also served since July 2015 as Vice President of Memorial Estates, Inc. (“Memorial Estates”) and since July 2016 as Chief Operating Officer of Memorial Estates. Additionally, Mr. Quist has further served since July 2015 as Vice President of Memorial Mortuary, Inc. (“Memorial Mortuary”) and since July 2016 as Chief Operating Officer of Memorial Mortuary. Both Memorial Estates and Memorial Mortuary are wholly owned subsidiaries of the Company. Mr. Quist holds a B.S. degree and a Master’s degree in Accounting with an emphasis on taxation from Brigham Young University. He received his law degree from the University of Utah.  Mr. Quist is a member of the Utah State Bar.

The Board of Directors of the Company has a written procedure that requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the Company's interests.

All executive officers and directors of the Company hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

Corporate Governance

Corporate Governance Guidelines.  The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance.  The Board of Directors has also adopted a written committee charter for the Audit Committee and the Compensation Committee. The guidelines and committee charters are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines and committee charters is published on the Company's website at www.securitynational.com.  A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 300, Salt Lake City, Utah 84123.

Code of Business Conduct and Ethics.   All of the Company's officers, employees, and directors are required to comply with the Company's  Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior.  The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business.  Employees are required to report any violations or suspected violations of the Code.  The Code includes an anti-retaliation statement.  The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com.  A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 300, Salt Lake City, Utah 84123.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2018 and 2017 for (i) the Company's Chief Executive Officer, (ii) the Company's Chief Financial Officer, and (iii) the Company's three other executive officers, who, based on their total compensation, were the most highly compensated in 2018.  The Company refers to them in this Proxy Statement collectively as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)

Scott M. Quist Chairman, President	2018	$489,174	$124,500	–	–	–	–	$47,221	$660,895
and Chief Executive Officer	2017	487,925	174,500	–	–	–	–	46,108	708,533

Garrett S. Sill Chief Financial	2018	$214,165	$25,457	–	–	–	–	$27,107	$266,729
Officer and Treasurer	2017	206,185	25,007	–	–	–	–	28,018	259,210

Stephen C. Johnson Vice President of	2018	$361,284	$17,900	–	–	–	–	$18,257	$397,441
Mortgage Operations	2017	356,145	27,900	–	–	–	–	18,219	402,264

S. Andrew Quist Vice President and	2018	$221,228	$41,075	–	–	–	–	$27,163	$289,446
General Counsel	2017	206,374	40,325	–	–	–	–	27,630	274,329

Jeffrey R. Stephens Senior General	2018	$190,250	$13,525	–	–	–	–	$24,434	$228,209
Counsel and Secretary	2017	184,229	13,225	–	–	–	–	26,668	224,122
____________________

(1)
The amounts indicated under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”  consist of amounts that the Company contributed into a trust for the benefit of the Named Executive Officers under the Company's Non-Qualified Deferred Compensation Plan.

(2)	The amounts indicated under “All Other Compensation” consist of the following amounts that the Company paid for the benefit of the Named Executive Officers:
(a)
payments related to the operation of automobiles for Scott M. Quist ($7,200 for each of the years 2018 and 2017); and Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens ($-0- for each of the years 2018 and 2017).  However, such payments do not include the furnishing of an automobile by the Company to Scott M. Quist nor the  payment  of  insurance  and  property taxes with  respect to the automobile operated by such executive officer;

(b)
group life insurance premiums that the Company paid to a group life insurance plan for Scott M. Quist, Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens ($178 for each of the years 2018 and 2017);

(c)
life insurance premiums that the Company paid for the benefit of Scott M. Quist ($14,934 for each of the years 2018 and 2017); and Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and  Jeffrey R. Stephens ($-0- for each of the years 2018 and 2017);

(d)
medical insurance premiums that the Company paid to a medical insurance plan for Scott M. Quist  ($13,658 for 2018 and $12,745 for 2017); Garrett S. Sill ($19,657 for 2018 and $18,341 for 2017); Stephen C. Johnson ($6,790 for 2018 and $6,790 for 2017); S. Andrew Quist ($19,654 for 2018 and $18,341 for 2017); and Jeffrey R. Stephens ($18,140 for 2018 and $18,341 for 2017);

(e)
long term disability insurance premiums that the Company paid to a provider of such insurance for Scott M. Quist,  Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens ($251 for each of the years 2018 and 2017);

(f)
contributions that the Company made to defined contribution plans for Scott M. Quist ($11,000 for 2018 and $10,800 for 2017); Garrett S. Sill ($9,248 for 2018 and $8,561 for 2017); Stephen C. Johnson ($10,838 for 2018 and $10,800 for 2017); S. Andrew Quist ($7,080 for 2018 and $8,860 for 2017); and Jeffrey R. Stephens ($5,865 for 2018 and $7,898 for 2017); and

(g)
contributions that the Company made to health savings accounts for Scott M. Quist, Garrett S. Sill, S. Andrew Quist, and Jeffrey R. Stephens ($-0- for each of the years 2018 and 2017); and Stephen C. Johnson ($200 for each of the years 2018 and 2017).

SUPPLEMENTAL ALL OTHER COMPENSATION TABLE

The following table sets forth all other compensation provided to the Named Executive Officers for fiscal years 2018 and 2017.

Name of Executive Officer	Year	Perks and Other Personal Benefits	Tax Reimbursements	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Dividends or Earnings on Stock or Option Awards	Other

Scott M.	2018	$7,200	–	–	–	$11,000	$29,021	–	–
Quist	2017	7,200	–	–	–	10,800	28,108	–	–

Garrett S.	2018	–	–	–	–	$7,021	$20,086	–	–
Sill	2017	–	–	–	–	9,248	18,770	–	–

Stephen C.	2018	–	–	–	–	$10,838	$7,419	–	–
Johnson	2017	–	–	–	–	10,800	7,419	–	–

S. Andrew	2018	–	–	–	–	$7,080	$20,083	–	–
Quist	2017	–	–	–	–	8,860	18,770	–	–

Jeffrey R.	2018	–	–	–	–	$7,898	$18,569	–	–
Stephens	2017	–	–	–	–		18,770	–	–

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2018.

Name of		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Securities Underlying		Exercise or Base Price of Option		Closing Price on Grant		Grant Date Fair Value of Stock and Option
Executive	Grant	Threshold	Target	Maximum	Options(1)		Awards		Date		Awards
Officer	Date	($)	($)	($)	(#)		($/Sh)(2)		($/Sh)(2)		($)

Scott M. Quist	11/30/18	–	–	–	73,500	(1)	$5.77	(2)	$5.24	(2)	$64,762

Garrett S. Sill	11/30/18	–	–	–	21,000	(1)	$5.24	(2)	$5.24	(2)	$25,681

Stephen C. Johnson	11/30/18	–	–	–	–		–		–		–

S. Andrew Quist	11/30/18	–	–	–	26,250	(1)	$5.24	(2)	$5.24	(2)	$32,102

Jeffrey R. Stephens	11/30/18	–	–	–	7,875	(1)	$5.24	(2)	$5.24	(2)	$9,630
________________

(1)	The stock options have been adjusted for the 5% annual stock dividend declared on November 30, 2018 and paid on February 1, 2019.
(2)	Prices have been adjusted for the effect of the 5% annual stock dividend declared on November 30, 2018 and paid on February 1, 2019.

OUTSTANDING EQUITY AWARDS

The following table sets forth information concerning outstanding equity awards held by Named Executive Officers at December 31, 2018.

	Option Awards							Stock Awards
Name of Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (1) (#)		Option Exercise Price(2) ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott M.	7/2/14	63,814	(3)	–		$3.66	7/2/19	–	–	–	–	–
Quist	12/5/14	127,629	(4)	–		4.27	12/5/19	–	–	–	–	–
	12/4/15	121,551	(5)	–		6.02	12/4/20	–	–	–	–	–
	12/2/16	92,610	(6)	–		6.63	12/2/21	–	–	–	–	–
	12/1/17	82,688		–		5.02	12/2/22	–	–	–	–	–
	11/30/18			73,500	(9)	5.77	11/30/23	–	–	–	–	–

Garrett S.	12/6/13	5,361		–		$3.56	12/6/23	–	–	–	–	–
Sill	7/2/14	5,106		–		3.33	7/2/24	–	–	–	–	–
	12/5/14	10,210		–		3.89	12/5/24	–	–	–	–	–
	12/4/15	12,155		–		5.47	12/4/25	–	–	–	–	–
	12/2/16	11,576		–		6.03	12/2/26	–	–	–	–	–
	12/1/17	16,538	(7)	–		4.56	12/1/27			–	–	–
	11/30/18			21,000	(8)(9)	5.24	11/30/28

Stephen C.	4/13/12	4,221		–		$1.09	4/13/22	–	–	–	–	–
Johnson	12/6/13	4,020		–		3.56	12/6/23	–	–	–	–	–
	7/2/14	3,829		–		3.33	7/2/24	–	–	–	–	–
	12/5/14	7,658		–		3.89	12/5/24	–	–	–	–	–
	12/4/15	12,155		–		5.47	12/4/25	–	–	–	–	–
	12/2/16	5,789		–		6.03	12/2/26	–	–	–	–	–
	12/1/17	11,025		–		4.56	12/1/27

S. Andrew	4/13/12	21,107		–		$1.09	4/13/22	–	–	–	–	–
Quist	12/6/13	13,401		–		3.56	12/6/23	–	–	–	–	–
	7/2/14	12,763		–		3.33	7/2/24	–	–	–	–	–
	12/5/14	25,527		–		3.89	12/5/24	–	–	–	–	–
	12/4/15	24,311		–		5.47	12/4/25	–	–	–	–	–
	12/2/16	23,153		–		6.03	12/2/26	–	–	–	–	–
	12/1/17	22,050	(7)			4.80	12/1/27	–	–	–	–	–
	11/30/18			26,250	(8)(9)	5.24	11/30/28

Jeffrey R.	4/13/12	3,519		–		$1.09	4/13/22	–	–	–	–	–
Stephens	12/6/13	3,351		–		3.56	12/6/23	–	–	–	–	–
	7/2/14	3,191		–		3.33	7/2/24	–	–	–	–	–
	12/5/14	6,382		–		3.89	12/5/24	–	–	–	–	–
	12/4/15	6,078		–		5.47	12/4/25	–	–	–	–	–
	12/2/16	5,789		–		6.03	12/2/26	–	–	–	–	–
	12/1/17	5,513		–		4.56	12/1/27
	11/30/18			7,875	(9)	5.24	11/30/28
_________________

(1)
Except for options granted to Scott M. Quist that have five year terms, such option grants have ten year terms.  The vesting of any unvested shares is subject to the recipient’s continuous employment.  This reflects the equivalent of Class A common shares.

(2)	Exercise prices have been adjusted for the annual stock dividends.
(3)
On July 2, 2014 Scott Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $3.66 per share or 50,000 shares of Class C common stock at an exercise price of $3.66 per share, or any combination thereof.

(4)
On December 5, 2014, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $4.27 per share or 100,000 shares of Class C common stock at an exercise price of $4.27 per share, or any combination thereof.

(5)
On December 4, 2015, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $6.02 per share or 100,000 shares of Class C common stock at an exercise price of $6.02 per share, or any combination thereof.

(6)
On December 2, 2016, Scott Quist was granted options to purchase 80,000 shares of Class A common stock at an exercise price of $6.63 per share or 80,000 shares of Class C common stock at an exercise price of $6.63 per share, or any combination thereof.

(7)
On December 1, 2017, Garrett S. Sill was granted stock options to purchase 15,000 shares of Class A common stock at an exercise price of $4.56 per share or 15,000 shares of Class C common stock at an exercise price of $4.56 per share, or any combination thereof.  Also on December 1, 2017, S. Andrew Quist was granted stock options to purchase 20,000 shares of Class A common stock at an exercise price of $4.56 per share or 20,000 shares of Class C common stock at an exercise price of $4.56 per share, or any combination thereof.

(8)
On November 30, 2018, Garrett S. Sill was granted stock options to purchase 20,000 shares of Class A common stock at an exercise price of $5.24 per share or 20,000 shares of Class C common stock at an exercise price of $5.24 per share, or any combination thereof. Also on November 30, 2018, S. Andrew Quist was granted stock options to purchase 25,000 shares of Class A common stock at an exercise price of $5.24 per share or 25,000 shares of Class C common stock at an exercise price of $5.24 per share, or any combination thereof.

(9)	Stock options vest at the rate of 25% of the total number of shares subject to the options on March 1, 2019 and 25% of the total number of shares on the last day of each three month period thereafter.

OPTION AWARDS VESTING SCHEDULE

The following table sets forth the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options – Unexercisable” column of the table above.

Grant Date	Vesting
4/13/12	These options vested 25% per quarter over a one-year period after the grant date.
12/6/13	These options vested 25% per quarter over a one-year period after the grant date.
7/2/14	These options vested 25% per quarter over a one year period after the grant date.
12/5/14	These options vested 25% per quarter over a one year period after the grant date.
12/4/15	These options vested 25% per quarter over a one year period after the grant date.
12/2/16	These options vested 25% per quarter over a one year period after the grant date.
12/1/17	These options vested 25% per quarter over a one year period after the grant date.
11/30/18	These options vest 25% per quarter over a one year period after the grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth all stock options exercised and value received upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Scott M. Quist	–	–	–	–
Garrett S. Sill	–	–	–	–
Stephen C. Johnson	–	–	–	–
S. Andrew Quist	20,102	$74,176	–	–
Jeffrey R. Stephens	–	–	–	–

PENSION BENEFITS

The following table sets forth the present value as of December 31, 2018 of the benefit of the Named Executive Officers under a defined benefit pension plan.

Name of Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Scott M. Quist	None	–	–	–
Garrett S. Sill	None	–	–	–
Stephen C. Johnson	None	–	–	–
S. Andrew Quist	None	–	–	–
Jeffrey R. Stephens	None	–	–	–

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2018 with respect to compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and

•	All compensation plans not previously approved by security holders.

	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity compensation plans approved by stockholders(1)	1,588,554	(2)	$4.49	(2)	443,553	(3)
Equity compensation plans not approved by stockholders	0		-		0
________________

(1)
This reflects the Amended and Restated 2013 Stock Option Plan and Other Equity Incentive Awards Plan (the “2013 Plan”) and the 2014 Director Stock Option Plan (the “2014 Director Plan”).  The 2013 Plan was approved by the stockholders at the annual stockholders meeting held on July 12, 2013, which reserved 450,000 shares of Class A common stock, of which up to 150,000 shares of Class A common stock could be issued in place of up to 150,000 shares of Class C common stock.  The 2014 Director Plan was approved by stockholders at the annual stockholders meeting held on July 2, 2014, which reserved 150,000 shares of Class A common stock for issuance thereunder.  The 2013 Plan was amended by the stockholders at the annual stockholders meeting held on July 1, 2015 to authorize an additional 450,000 shares of Class A common stock to be available for issuance under the plan, of which up to 200,000 Class A common shares may be issued as up to 200,000 shares of Class C common stock. The 2013 Plan was further amended by the stockholders at the annual stockholders meeting held on June 29, 2017 to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the plan, of which up to 250,000 Class A common shares may be issued in place of up to 250,000 shares of Class C common stock.

(2)	The weighted average exercise prices reflect solely the shares of Class A common stock that will be issued upon exercise of outstanding options.

(3)
This number includes 396,782 shares of Class A common stock available for future issuance under the 2013 Plan and 46,771 shares of Class A common stock available for future issuance under the 2014 Director Plan.

Employment Agreements

  Employment Agreement with Scott M. Quist

On December 4, 2012, the Company entered into an employment agreement with Scott M. Quist, Chairman of the Board, President and Chief Executive Officer of the Company.  The agreement was for a six-year term beginning on December 4, 2012 and ending on December 4, 2018. Under the terms of the Agreement, the Board of Directors may, in its sole discretion, extend the term of the agreement for an additional four year term provided that Mr. Quist has continued to perform his duties with usual and customary care, diligence and prudence commensurate with his position with the Company. In addition, Mr. Quist is required to perform such additional duties as may be assigned to him from time to time by the Company’s Board of Directors.

Effective December 4, 2018, the Board members approved a motion to extend Mr. Quist’s employment agreement for an additional four-year term ending December 2022. Mr. Quist abstained from voting on the motion to extend his employment agreement for the additional four year term. Under the terms of the employment agreement, Mr. Quist is to devote his full time to the Company, serving as  Chairman of the Board, President and Chief Executive Officer at not less than his current salary and benefits.  The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 and a whole life insurance policy in the amount of $500,000 on Mr. Quist’s life.  In the event of disability, Mr. Quist’s salary would be continued for up to five years at 75% of his then current level of compensation.

 In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist’s current compensation and benefits for seven years following the merger or sale.  The employment agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause.  These retirement benefits are to be paid for a period of twenty years in annual installments in the amount equal to 75% of his then current level of compensation.  In the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs.  The Company expensed $660,000  and $755,302 during the years ended December 31, 2018 and 2017, respectively, to cover the present value of anticipated retirement benefits under the employment agreement. The liability accrued was $5,191,670 and $4,531,670 as of December 31, 2018 and 2017, respectively.

Employee 401(k) Retirement Savings Plan

In 1995, the Company’s Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company made discretionary employer matching contributions to its employees who choose to participate in the plan.  The plan allows the Board to determine the amount of the contribution at the end of each year. During the period from January 1, 1995 to December 31, 2007 the Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee’s contribution to the plan to purchase the Company’s stock up to a maximum discretionary employee contribution of ½ of 1% of participating employees’ compensation, as defined by the plan.

All persons who have completed at least one year’s service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan.  All Company matching contributions are invested in the Company’s Class A common stock.  Also, the Company may contribute at the discretion of the Company’s Board of Directors an employer profit sharing contribution to the 401(k) plan.  The employer profit sharing contribution is to be divided among three different classes of participants in the plan based upon the participant’s title in the Company.  All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

Beginning January 1, 2008, the Company elected to be a “Safe Harbor” Plan for its matching 401(k) contributions.  The Company will match 100% of up to 3% of an employee’s total annual compensation and 50% of 4% to 5% of an employee’s annual compensation.  The match is in shares of the Company’s Class A common stock.  The Company’s contribution for 2018 and 2017 was $1,480,913 and $1,534,861, respectively, under the “Safe Harbor” plan.

Stock Repurchase Plan

On September 7, 2018, the Board approved the Security National Financial Stock Repurchase Plan that authorized the repurchase of 300,000 shares of the Company’s Class A Common Stock in the open market. The repurchased shares of Class A common stock will be held as treasury shares to be used as the Company’s employer matching contribution to the Employee 401(k) Retirement Savings Plan.

In order to qualify for a “safe harbor” from liability for stock manipulation under Section 9(a)(2) of Securities Exchange Act of 1934, as amended (the “Act”) and Section 10b-5 under the Act under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, the Company must comply with each of the following four conditions:  (i) The Company must repurchase all shares from only one broker or dealer during a single day; (ii) If the Company has an average trading volume of less than $1,000,000 per day or a public float value below $150,000,000, it will be unable to trade within the last 30 minutes of trading. If the Company has a higher average trading volume or public float value, it can trade up until the last ten minutes of trading; (iii) The Company must repurchase at a price that does not exceed the highest independent bid or the last independent transaction price quoted; and (iv) The Company cannot purchase more than 25% of the average daily volume of the Class A common shares.

Employee Stock Ownership Plan (ESOP)

Effective January 1, 1980, the Company adopted an employee stock ownership plan (the “ESOP Plan”) for the benefit of career employees of the Company and its subsidiaries. Under the ESOP Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the ESOP Plan.  Employees become eligible to participate in the ESOP Plan when they have attained the age of 19 and have completed one year of service (a twelve‑month period in which the employee completes at least 1,040 hours of service).

The Company's contributions under the ESOP Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year.  To date, the ESOP Plan has approximately 287 participants and had $-0- in contributions payable to the Plan in 2018.  Benefits under the ESOP Plan vest as follows: 20% after the second year of eligible service by an employee, and an additional 20% in the third, fourth, fifth and sixth years of eligible service by an employee.

Benefits under the ESOP Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship.  The ESOP Plan Committee, however, retains discretion to determine the final method of payment. Further, the Company reserves the right to amend or terminate the ESOP Plan at any time.  The trustees of the trust fund under the ESOP Plan are Scott M. Quist (Chairman), S. Andrew Quist, and Robert G. Hunter, who each serve as a director of the Company.

Non-Qualified Deferred Compensation Plan

In 2001, the Company's Board of Directors adopted a Non-Qualified Deferred Compensation Plan.  Under the terms of the plan,  the  Company  will  provide  deferred  compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.  The Board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan.  The employees who participate may elect to defer a portion of their compensation into the plan.  The Company may contribute into the plan at the discretion of the Company's Board of Directors.  The Company did not make any contributions for 2018 and 2017. The investment committees of the Company’s Non-Qualified Deferred Compensation Plan consists of Scott M. Quist, Stephen C. Johnson, and Garrett S. Sill.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth contributions to the deferred compensation account of the Named Executive Officers in fiscal 2018 and the aggregate balance of deferred compensation of the Named  Executive Officers at December 31, 2018.

Name	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Scott M. Quist	–	–	–	–	$475,367
Garrett S. Sill	–	–	–	–	–
Stephen C. Johnson	–	–	–	–	31,326
S. Andrew Quist	–	–	–	–	–
Jeffrey R. Stephens	–	–	–	–	–

2013 Stock Option Plan

  On August 24, 2013, the Company adopted the Security National Financial Corporation Amended and Restated 2013 Stock Option and Other Equity Incentive Awards Plan (the “2013 Plan”), which reserved 450,000 shares of Class A common stock to be made available for issuance thereunder, of which up to 150,000 shares of Class C common stock could be issued in place of up to 150,000 shares of Class A common stock. The 2013 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options,” as defined under Section 422A of the Internal Revenue Code of 1986 and “non-qualified options” may be granted under the 2013 Plan.

On July 1, 2015, the stockholders approved an amendment to the 2013 Plan to authorize an additional 450,000 shares of Class A common stock under the 2013 Plan, of which up to 200,000 shares of Class C common stock may be issued in place of up to 200,000 shares of Class A common stock. On June 29, 2017, the stockholders approved an amendment to the 2013 Plan to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the plan, of which up to 250,000 shares of Class C common stock may be issued in place of 250,000 shares of Class A Common Stock.

The 2013 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2013 Plan are to be determined by the Board of Directors or its committee. No options may be exercised for a term of more than ten years from the date of the grant. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the Internal Revenue Code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 2013 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.

The 2013 Plan also provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend.  In addition, the number of shares of common stock reserved for purposes of the plan shall be adjusted by the same proportion.  No options may be exercised for a term of more than ten years from the date of grant.

On December 4, 2015, the Board of Directors approved a resolution to amend the 2013 Plan to include additional equity incentive awards. These additional incentive awards in the plan consist of Stock Appreciation Rights (SARs), Restricted Stock Units (RSUs), and Performance Share Awards. Stock Appreciation Rights are awards that entitle the recipient to receive cash or stock equal to the excess of the Company’s stock price on the date the SAR is exercised over the Company’s stock price on the date the SAR was granted times the number of shares of stock with respect to which the SAR is exercised. Restricted Stock Units entitle the recipient to receive RSUs that require the Company on the distribution dates to transfer to the recipient one unrestricted, fully transferable share of stock for each RSU scheduled to be paid out on that date. Performance Share Awards entitle the recipient to receive stock based on the Company meeting certain performance goals.

The 2013 Plan has a term of ten years. The Board of Directors may amend or terminate the 2013 Plan at any time, from time to time, subject to approval of certain modifications to the 2013 Plan by the stockholders of the Company as may be required by law or the 2013 Plan.

Stock Purchase Plan

On September 11, 2015, the Board of Directors approved the Security National Financial Corporation Stock Purchase Plan for the mutual benefit of the Company and its stockholders. Under the terms of the plan, the Company  has the option to purchase shares of Class A common stock from its officers and directors who exercise the stock options granted to them under any of the Company’s stock option plans with the proceeds from such purchases to be used to pay the taxes owed by such officers and directors as a result of the exercise of their stock options. Additionally, the officers and directors who exercise their stock options may, in their discretion, request that the Company purchase shares of their Class A common stock with the proceeds from such sale to be used to pay the taxes owed by such officers and directors as a result of the exercise of their stock options.

The Company is authorized under the plan to purchase no more than 60,000 shares of Class A common stock in any calendar year to pay the taxes owed by the officers and directors who exercise their stock options under the Stock Purchase Plan. The Company’s purchase price for the Class A common stock under the Stock Purchase Plan shall be equal to the closing sales price of the Company’s Class A common stock as reported by The Nasdaq National Market on the day that the applicable stock options are exercised by such officers and directors. The Company may only purchase shares of Class A common stock from the officers and directors exercising their stock options under the Stock Purchase Plan during the “Trading Window” as defined in the Company’s Insider Trading Policy and Guidelines.

DIRECTOR COMPENSATION FOR FISCAL 2018

The following table sets forth the compensation of the Company's non-employee directors for fiscal 2018.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John L. Cook (1)	$23,850	–	$7,704	–	–	–	$31,554
Gilbert A. Fuller (2)	23,850	–	7,704	–	–	–	31,554
Robert G. Hunter, M.D. (3)	21,600	–	7,704	–	–	–	29,304
H. Craig Moody (4)	23,850	–	7,704	–	–	–	31,554
Norman G. Wilbur (5)	23,850	–	7,704	–	–	–	31,554
               _________________________________________

(1)	Mr. Cook has options to purchase 37,132 shares of the Company’s Class A common stock.
(2)	Mr. Fuller has options to purchase 38,540 shares of the Company’s Class A common stock.
(3)	Dr. Hunter has options to purchase 73,526 shares of the Company’s Class A common stock.
(4)	Mr. Moody has options to purchase 73,526 shares of the Company’s Class A common stock.
(5)	Mr. Wilbur has options to purchase 30,711 shares of the Company’s Class A common stock.

Director Compensation

Directors of the Company (but not including directors who are employees) are currently paid a director’s fee of $21,600 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. An additional director fee of $750 is paid to each audit committee member for each audit committee meeting attended. Each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A common stock, which occurred under the 2000 Director Stock Option Plan for years 2000 to 2005, under the 2006 Director Stock Option Plan and under the 2014 Director Plan for years 2006 to 2018.  During 2018, each director was granted options to purchase an additional 1,000 shares of Class A common stock.

2014 Director Stock Option Plan

On May 16, 2014, the Company adopted the 2014 Director Stock Option Plan (the “2014 Director Plan”).  The 2014 Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 150,000 shares of Class A common stock to be made available for issuance under the plan. The 2014 Director Plan also provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company is automatically eligible to receive options to purchase the Company's Class A common stock under the plan. The 2014 Director Plan  replaces the Company’s 2006 Director Stock Option Plan, which was terminated on July 2, 2014.

In addition, the 2014 Director Plan provides that beginning on December 7, 2014, and on each year thereafter during the term of the plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock. Also, each new outside director who joins the Board after the effective date shall be granted an option to purchase 1,000 shares of Class A common stock upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares of Class A common stock on each anniversary date thereof during the term of the 2014 Director Plan. The options granted to outside directors shall vest in four equal quarterly installments over a one year period from the date of grant, until such shares are fully vested. The primary purposes of the 2014 Director Plan are to enhance the Company's ability to attract and retain well‑qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option granted under the 2014 Director Plan becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the “Continuing Directors” (as defined in the 2014 Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and periodic changes in ownership of the Company’s shares of Class A and Class C common stock with the Securities and Exchange Commission.  Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of stock reports received by the Company with respect to fiscal 2018, or written representations from certain reporting persons, the Company believes that its directors, executive officers, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that each of the executive officers and directors, through an oversight, filed one late Form 4 report disclosing the granting of stock options on November 30, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's Class A and Class C common stock as of March 31, 2019 (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C common stock, (ii) for each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

	Class A		Class C		Class A and Class C
	Common Stock		Common Stock		Common Stock
	Amount		Amount		Amount
	Beneficially	Percent	Beneficially	Percent	Beneficially	Percent
Name and Address (1)	Owned	of Class	Owned	of Class	Owned	of Class

George R. and Shirley C. Quist Family Partnership, Ltd. (2)	1,525,732	10.1%	664,946	30.3%	2,190,678	12.7%
401(k) Retirement Savings Plan (3)	2,148,760	14.3%	–	*	2,148,760	12.5%
Scott M. Quist (4)(5)(6)(7)(8)	439,959	2.9%	1,563,161	60.1%	2,003,120	11.3%
Jordan Capital Partners, L.P. (9)	994,851	6.6%	–	*	994 851	5.8%
Non-Qualified Deferred Compensation Plan (10)	879,956	5.8%	–	*	879,956	5.1%
Employee Stock Ownership Plan (ESOP) (11)	495,618	3.3%	307,491	14.0%	803,109	4.7%
Christie Q. Overbaugh (12)	316,306	2.1%	31,912	1.5%	348,218	2.0%
Jason G. Overbaugh (13)	272,638	1.8%	28,612	*	301,250	1.7%
S. Andrew Quist (6)(14)	201,652	1.3%	28,612	*	230,264	1.3%
Associated Investors (15)	82,558	*	129,807	5.9%	212,365	1.2%
Estate of George R. Quist	125,137	*	77,280	3.5%	202,417	1.2%
Garrett S. Sill (5)(7)(16)	103,794	*	21,788	*	125,582	*
Jeffrey R. Stephens (17)	120,442	*	–	*	120,442	*
H. Craig Moody (18)	94,909	*	–	*	94,909	*
Robert G. Hunter, M.D. (6)(19)	80,598	*	–	*	80,598	*
Stephen C. Johnson (5)(7)(20)	79,029	*	–	*	79,029	*
Adam G. Quist (21)	34,362	*	21,788	*	56,150	*
Gilbert A. Fuller (22)	34,484	*	–	*	34,484	*
John L. Cook (23)	32,406	*	–	*	32,406	*
Norman G. Wilbur (24)	27,059	*	–	*	27,059	*
All directors and executive officers (13 persons)	1,837,638	11.6%	1,695,873	62.8%	3,533,511	19.1%

    *   Less than 1%

(1)	Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.
(2)	This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which Scott M. Quist is the managing general partner and, accordingly, exercises sole voting and investment powers with respect to such shares.
(3)	The investment committee of the 401(k) Retirement Savings Plan consists of Scott M. Quist, Stephen C. Johnson and Garrett S. Sill, who exercise shared voting and investment powers with respect to such shares.
(4)	Mr. Scott Quist is the Company’s Chairman of the Board, President, and Chief Executive Officer. Includes options to purchase 101,063 shares of Class A common stock and 405,604 shares of Class C common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2019. Mr. Quist’s options to purchase 405,604 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 405,604 shares of Class A common stock, or any combination thereof. Mr. Quist has elected to purchase Class C common shares with respect to such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.
(5)
Does not include 2,148,760 shares of Class A common stock owned by the Company’s 401(k) Retirement Savings Plan, of which Scott M. Quist, Stephen C. Johnson and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(6)
Does not include 495,618 shares of Class A common stock and 307,491 shares of Class C common stock owned by the Company’s Employee Stock Ownership Plan (ESOP), of which Scott M. Quist, S. Andrew Quist, and Robert G. Hunter are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.

(7)
Does not include 879,956 shares of Class A common stock owned by the Company’s Non-Qualified Deferred Compensation Plan, of which Scott M. Quist, Stephen C. Johnson, and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(8)
Does not include 82,558 shares of Class A common stock and 129,807 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which Scott M. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(9)
Based solely on the Schedule 13G filed on February 8, 2019, Jordan Capital Partners, L.P. has shared voting and dispositive power with respect to 910,851 shares of the Company’s Class A common stock, or 6.0% of the outstanding shares of Class A common stock. Jordan Capital AM, LLC is the general partner of Jordan Capital Partners, L.P., which has shared voting and dispositive power with respect to 994,851 shares of the Company’s Class A common stock, or 6.6% of the outstanding shares of Class A common stock. The address for Jordan Capital Partners, L.P. and Jordan Capital AM, LLC is 6001 River Road, Suite 100, Columbus, Georgia 31904.

(10)
   The  investment  committee of  the  Company’s  Non-Qualified  Deferred Compensation Plan consists of Scott M.  Quist, Stephen C. Johnson, and Garrett S. Sill, who exercise shared voting and investment powers with respect  to such shares.

(11)	The trustees of the Employee Stock Ownership Plan (ESOP) are Scott M. Quist, S. Andrew Quist, and Robert G. Hunter, who exercise shared voting and investment powers.
(12)
Ms. Overbaugh is the Company’s Senior Vice President of Life Insurance Internal Operations.  Includes options to purchase 40,587 shares of Class A common stock granted to Ms. Overbaugh that are currently exercisable or will become exercisable within 60 days of March 31, 2019.

(13)
Mr. Overbaugh is the Company’s Vice President, National Marketing Director of Life Insurance, and a director.  Includes options to purchase 99,155 shares of Class A common stock and options to purchase 28,612 shares of Class C common stock that are exercisable or will become exercisable within 60 days of March 31, 2019. The options to purchase 28,612 shares of Class C common stock may also, at Mr. Overbaugh’s election, consist of options to purchase 28,612 shares of Class A common stock, or any combination thereof.  Mr. Overbaugh has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Overbaugh will elect to purchase shares of Class A common stock with respect to such options.

(14)
Mr. Andrew Quist is the Company’s Vice President,  General Counsel, and a director.  Includes options to purchase 120,262 shares of Class A common stock and options to purchase 28,612 shares of Class C common stock  that are exercisable or will become exercisable within 60 days of March 31, 2019. The options to purchase 28,612 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 28,612 shares of Class A common stock, or any combination thereof.  Mr. Andrew Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.

(15)	The managing general partner of Associated Investors is Scott M. Quist, who exercises sole voting and investment powers.
(16)
Mr. Sill is the Company’s Chief Financial Officer and Treasurer. Includes options to purchase 44,408 shares of Class A common stock and options to purchase 21,788 shares of Class C common stock that are currently  exercisable or will become exercisable within 60 days of March 31, 2019. The options to purchase 21,788 shares of Class C common stock may also, at Mr. Sill’s election, consist of options to purchase 21,788 shares of Class A common stock, or any combination thereof.  Mr. Sill has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr Sill will elect to purchase shares of Class A common stock with respect to such options.

(17)
Mr. Stephens is the Company’s Senior General Counsel and Secretary.  Includes options to purchase 35,791 shares of Class A common stock granted to Mr. Stephens that are currently exercisable or will become exercisable within 60 days of March 31, 2019.

(18)
Mr. Moody is a director of the Company. Includes options to purchase 68,800 shares of Class A common stock granted to Mr. Moody that are currently exercisable or will become exercisable within 60 days of March 31, 2019.

(19)
Dr. Hunter is a director of the Company. Includes options to purchase 68,800 shares of Class A common stock granted to Dr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2019.

(20)
Mr. Johnson is the Company’s Vice President of Mortgage Operations. Includes options to purchase 48,697 shares of Class A common stock granted to Mr. Johnson that are currently exercisable or will become exercisable within 60 days of March 31, 2019.

(21)
Mr. Adam Quist is Vice President – Memorial Services, Assistant Secretary, and General Counsel of the Company. Includes options to purchase 22,638 shares of Class A common stock and options to purchase 21,788 shares of Class C common stock that are currently exercisable or will become exercisable within 60 days of March 31, 2019. The options to purchase 21,788 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 21,788 shares of Class A common stock, or any combination thereof.  Mr. Adam Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options.

(22)
Mr. Fuller is a director of the Company. Includes options to purchase 33,814 shares of Class A common stock granted to Mr. Fuller that are currently  exercisable, or will become exercisable, within 60 days of March 31, 2019.

(23)
    Mr. Cook is a director of the Company.  Includes  options  to  purchase 32,406  shares  of  Class A common  stock granted  to Mr. Cook that are currently exercisable or will become exercisable within 60 days of March 31, 2019.

(24)
Mr. Wilbur is a director of the Company. Includes options to purchase 25,985 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2019.

The Company’s executive officers and directors, as a group, own beneficially approximately 19.1% of the outstanding shares of the Company’s Class A and Class C common stock.

Certain Relationships and Related Transactions and Director Independence

The Company’s Board of Directors has a written procedure, which requires disclosure to the Board of any material interest or any affiliation on the part of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Discussion and Analysis

Under rules established by the Securities and Exchange Commission (the “Commission”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers.  In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy.  The Compensation Committee of the Board of Directors is composed of five directors, all of whom are independent, outside directors.  The Compensation Committee is responsible for setting and administering  the  policies  and  programs  that govern both annual compensation and stock ownership programs for the executive officers of the Company.  The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components.  The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation.  These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance, and aligns executive officers’ interests with those of stockholders.  The Compensation Committee reviews each component of executive compensation on an annual basis.

 Base Salary.  Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers.  Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole.  In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership.  The Compensation Committee believes that executive officer base salaries for 2018 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive.  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance.  This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk.  Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain financial performance.  The Compensation Committee believes that executive officer annual bonuses for 2018 were reasonable as compared to amounts paid by companies of similar size.

Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program.  Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices.  Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders.  Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years.

Compensation of Chief Executive Officer.  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Scott M. Quist,  Chairman of the Board, President and Chief Executive Officer of the Company, for services rendered in 2018.  Mr. Quist had received a base salary of $489,174 for 2018.  Under the Compensation Committee’s rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

COMPENSATION COMMITTEE

Norman G. Wilbur, Chairman
John L. Cook
Gilbert A. Fuller
Robert G. Hunter, M.D.
H. Craig Moody

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee consisting of four non-management directors: John L. Cook, Gilbert A. Fuller, H. Craig Moody, and Norman G. Wilbur (Chairman of the committee).  Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.  The Company's Board of Directors has adopted a written charter for the Audit Committee.

During the year 2018, the Audit Committee met six times.  The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements.  In addition, the Audit Committee met with the Company's independent registered public accountants, Deloitte & Touche LLP, and discussed all matters required to be discussed by the auditors with the Audit Committee under the Statement on Auditing Standards No. 114 (communication with audit committees).  The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Public Company Accounting Oversight Board Rule No. 3526 (Communication with Audit Committees Concerning Independence), and considered with the auditors whether the non-audit services provided by them to the Company during 2018 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

Norman G. Wilbur, Chairman
John L. Cook
Gilbert A. Fuller
H. Craig Moody

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.  Thus, pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is asking stockholders for an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company designs its compensation programs to maintain a performance- and achievement-oriented environment throughout the Company.  The goals of the Company’s executive compensation program are to provide total compensation that is competitive in the market place and that rewards successful financial performance in order to attract, retain, and motivate highly-qualified executive officers and other key employees who contribute to the Company’s long-term success, to align executive compensation with the Company’s business objectives and performance, and to motivate executive officers to enhance long-term stockholder value.

Consistent with these goals and as discussed in the Compensation Discussion and Analysis, the Compensation Committee has designed guiding principles to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

The Company is asking its stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on the compensation of the Named Executive Officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement.  Accordingly, the Board of Directors asks the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table, and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors, or the Compensation Committee. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of this vote in considering future compensation arrangements for the Named Executive Officers.

The Board of Directors recommends that the stockholders vote “FOR” approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 3

The independent public accounting firm of Deloitte & Touche LLP has been the Company’s independent registered public accountants since June 1, 2017. The Audit Committee recommended and the Board of Directors appointed Deloitte & Touche LLP for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2019.  It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be provided an opportunity to make statement if they desire, and to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year ending December 31, 2019.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit fees for the fiscal year 2018 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $778,738.  In addition, there were $25,500 in audit-related fees and $90,800 in tax preparation fees during fiscal 2018.

Audit fees for the fiscal year 2017 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $886,567. In addition, there were $33,000 in audit related fees and $93,000 in tax preparation fees during fiscal 2017.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders are referred to the Company's Annual Report, including financial statements, for the fiscal year ended December 31, 2018.  The 2018 Annual Report is not included with this Proxy Statement. Please go online to review the Company’s 2018 Annual Report at https://securitynational.gcs-web.com/financial-information/proxy-statements-and-annual-reports.  The Company will provide, without charge to each stockholder upon request, the 2018 Annual Report as filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2018.  Such requests should be directed to Jeffrey R. Stephens, Senior General Counsel and Secretary, by email at contact@securitynational.com or by regular mail at Security National Financial Corporation, 5300 South 360 West, Suite 300, Salt Lake City, Utah 84123.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS FOR ANNUAL MEETING TO BE HELD IN JUNE 2020

Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders expected to be held in June 2020 must be received at the offices of the Company, 5300 South 360 West, Suite 300, Salt Lake City, Utah 84123, no later than December 31, 2019.

By order of the Board of Directors,

/s/Jeffrey R. Stephens
Jeffrey R. Stephens
Senior General Counsel and Secretary
May 17, 2019
Salt Lake City, Utah

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS A COMMON STOCK

The undersigned Class A common stockholder of Security National Financial Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, June 28, 2019, at Valley Center Towers, 5373 South Green Street, Classroom No. 237, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. Scott M. Quist, S. Andrew Quist, and Jeffrey R. Stephens, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.     To elect three directors to be voted upon by Class A common stockholders voting separately as a class

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
Scott M. Quist,       Gilbert A. Fuller, and       Norman G. Wilbur

2.     To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:  to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
John L. Cook,   Robert G. Hunter, M.D.,    H. Craig Moody,
Jason G. Overbaugh,   and S. Andrew Quist

3.     To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2019

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND FOR PROPOSALS 3, 4 and 5.

Dated                                                              , 2019

____________________________ Signature of Stockholder	____________________________ Signature of Stockholder

           Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS C COMMON STOCK

The undersigned Class C common stockholder of Security National Financial Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Friday, June 28, 2019, at Valley Center Towers, 5373 South Green Street, Classroom No. 237, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. Scott M. Quist, S. Andrew Quist, and Jeffrey R. Stephens, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.     To elect five of the eight directors to be voted upon by Class A and Class C common stockholders together

[  ]  FOR all nominees listed below (except as marked to the contrary below)
[  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
  John L. Cook,  Robert G. Hunter, M.D.,  H. Craig Moody,
Jason G. Overbaugh, and  S. Andrew Quist

2.     To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2019

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.   To transact such other business as may properly come before the meeting or any adjournments or postponements thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND FOR PROPOSALS 2, 3 and 4.

Dated                                                          , 2019

_________________________________________
Signature of Stockholder

_______________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate.  If shares are held jointly, each holder should sign.  Executors, trustees, and other fiduciaries should so indicate when signing.  Please sign, date, and return this Proxy Card immediately